Exhibit 99.2

CONTACT:	Corporate Communications
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Investor Relations
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Delta Reports Financial and Operating Performance for March 2017

ATLANTA, April 4, 2017 – Delta Air Lines (NYSE: DAL) today reported financial and operating performance for March 2017.

Consolidated passenger unit revenue (PRASM) for the month of March increased 0.5% year over year, marking the first positive monthly PRASM result for Delta since November 2015.

The company’s financial and operating performance is detailed below.

Preliminary Financial and Operating Results
March consolidated PRASM change year over year	0.5%
March mainline completion factor	99.5%
March on-time performance (preliminary DOT A14)	86.9%

Delta Air Lines serves more than 180 million customers each year. In 2017, Delta was named to Fortune’s top 50 Most Admired Companies in addition to being named the most admired airline for the sixth time in seven years. Additionally, Delta has ranked No.1 in the Business Travel News Annual Airline survey for an unprecedented six consecutive years. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 322 destinations in 58 countries on six continents. Headquartered in Atlanta, Delta employs more than 80,000 employees worldwide and operates a mainline fleet of more than 800 aircraft. The airline is a founding member of the SkyTeam global alliance and participates in the industry’s leading transatlantic joint venture with Air France-KLM and Alitalia as well as a joint venture with Virgin Atlantic. Including its worldwide alliance partners, Delta offers customers more than 15,000 daily flights, with key hubs and markets including Amsterdam, Atlanta, Boston, Detroit, Los Angeles, Minneapolis/St. Paul, New York-JFK and LaGuardia, London-Heathrow, Paris-Charles de Gaulle, Salt Lake City, Seattle and Tokyo-Narita. Delta has invested billions of dollars in airport facilities, global products and services, and technology to enhance the customer experience in the air and on the ground. Additional information is available on the Delta News Hub, as well as delta.com, Twitter @DeltaNewsHub, Google.com/+Delta, and Facebook.com/delta.

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	Monthly Traffic Results (a)				Year to Date Traffic Results (a)

	Mar 2017	Mar 2016	Change		Mar 2017	Mar 2016	Change

RPMs (000):
Domestic	11,719,086	11,310,295	3.6%		30,351,177	29,670,235	2.3%
Delta Mainline	9,920,088	9,479,785	4.6%		25,593,939	24,889,079	2.8%
Regional	1,798,998	1,830,510	(1.7%)		4,757,237	4,781,156	(0.5%)
International	6,449,015	6,452,830	(0.1%)		17,592,101	18,055,085	(2.6%)
Latin America	2,107,746	1,974,378	6.8%		5,940,561	5,687,334	4.5%
Delta Mainline	2,068,700	1,918,856	7.8%		5,821,669	5,529,124	5.3%
Regional	39,045	55,522	(29.7%)		118,891	158,210	(24.9%)
Atlantic	2,648,228	2,598,630	1.9%		6,791,565	6,862,371	(1.0%)
Pacific	1,693,041	1,879,822	(9.9%)		4,859,975	5,505,380	(11.7%)
Total System	18,168,101	17,763,125	2.3%		47,943,278	47,725,320	0.5%

ASMs (000):
Domestic	13,554,948	13,175,764	2.9%		36,436,066	35,841,633	1.7%
Delta Mainline	11,322,533	10,912,780	3.8%		30,216,880	29,606,551	2.1%
Regional	2,232,415	2,262,984	(1.4%)		6,219,186	6,235,082	(0.3%)
International	7,609,411	7,771,386	(2.1%)		21,422,025	22,303,271	(4.0%)
Latin America	2,416,514	2,354,031	2.7%		6,945,381	6,859,205	1.3%
Delta Mainline	2,364,670	2,285,120	3.5%		6,784,657	6,659,179	1.9%
Regional	51,844	68,911	(24.8%)		160,723	200,026	(19.6%)
Atlantic	3,258,104	3,269,329	(0.3%)		8,822,143	9,149,972	(3.6%)
Pacific	1,934,793	2,148,026	(9.9%)		5,654,502	6,294,094	(10.2%)
Total System	21,164,359	20,947,150	1.0%		57,858,092	58,144,904	(0.5%)

Load Factor:
Domestic	86.5%	85.8%	0.7	pts	83.3%	82.8%	0.5	pts
Delta Mainline	87.6%	86.9%	0.7	pts	84.7%	84.1%	0.6	pts
Regional	80.6%	80.9%	(0.3)	pts	76.5%	76.7%	(0.2)	pts
International	84.8%	83.0%	1.8	pts	82.1%	81.0%	1.1	pts
Latin America	87.2%	83.9%	3.3	pts	85.5%	82.9%	2.6	pts
Delta Mainline	87.5%	84.0%	3.5	pts	85.8%	83.0%	2.8	pts
Regional	75.3%	80.6%	(5.3)	pts	74.0%	79.1%	(5.1)	pts
Atlantic	81.3%	79.5%	1.8	pts	77.0%	75.0%	2.0	pts
Pacific	87.5%	87.5%	0.0	pts	85.9%	87.5%	(1.6)	pts
Total System	85.8%	84.8%	1.0	pts	82.9%	82.1%	0.8	pts

Mainline Completion Factor	99.5%	99.9%	(0.4)	pts

Passengers Boarded	16,209,515	15,777,184	2.7%		42,290,044	41,913,269	0.9%

Cargo Ton Miles (000):	172,130	162,773	5.7%		470,077	476,956	(1.4%)

a Results include flights operated under contract carrier arrangements